                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              MASTECH CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                              MASTECH CORPORATION
                                1004 MCKEE ROAD
                          OAKDALE, PENNSYLVANIA 15071

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY 1, 1999

                               ----------------

  A Special Meeting of Shareholders of Mastech Corporation (the "Company") will be held at the Company's Corporate Offices at 1004 McKee Road, Oakdale, Pennsylvania on Monday, February 1, 1999, at 11:00 a.m., to consider and act upon the following matters:

  1. To consider and approve an amendment to the Company's 1996 Incentive Stock Plan to increase the number of shares available for issuance thereunder; and

  2. Such other matters as may properly come before the meeting.

  The Board of Directors has established the close of business on Monday, December 21, 1998, as the record date for the determination of the shareholders entitled to notice of and to vote at the Special Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors
                                          /s/ Michael J. Zugay
                                          Michael J. Zugay, Secretary

Pittsburgh, PA
December 31, 1998

                              MASTECH CORPORATION
                                1004 MCKEE ROAD
                          OAKDALE, PENNSYLVANIA 15071

                               ----------------

                      PROXY STATEMENT FOR SPECIAL MEETING
                                OF SHAREHOLDERS
                    TO BE HELD ON MONDAY, FEBRUARY 1, 1999

                               ----------------

  This Proxy Statement is being furnished to the holders of the common stock, par value $.01 per share (the "Common Stock"), of Mastech Corporation, a Pennsylvania corporation, in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors" or the "Board") of proxies to be voted at the special meeting of shareholders (the "Special Meeting") scheduled to be held on Monday, February 1, 1999 at 11:00 a.m., at the Company's corporate offices at 1004 McKee Road, Oakdale, Pennsylvania, or at any adjournment thereof. This Proxy Statement is being mailed to shareholders on or about December 31, 1998. As used in this Proxy Statement, the terms "Mastech" and "the Company" refer to Mastech Corporation (or its predecessor) and its subsidiaries, unless the context otherwise requires.

  Only holders of record of the Common Stock as of the close of business on Monday, December 21, 1998 (the "Record Date") are entitled to notice of and to vote at the Special Meeting and any adjournment thereof. On the Record Date, there were 49,135,286 shares of Common Stock outstanding. Unless otherwise indicated, all share numbers referred to herein reflect the Company's two-for-one stock split in April 1998.

  All shares of Common Stock represented by valid proxies received by the Secretary of the Company at or prior to the Special Meeting will be voted as specified in the proxy. If no specification is made, the shares will be voted FOR the amendment to the Company's 1996 Incentive Stock Plan (now and as amended, the "Plan" or the "1996 Plan") to increase the number of shares available for issuance under the Plan and each of the matters submitted by the Board of Directors for vote by the shareholders. Unless otherwise indicated by the shareholder, the proxy card also confers discretionary authority on the Board-appointed proxies to vote the shares represented by the proxy on any matter that is properly presented for action at the Special Meeting. A shareholder giving a proxy has the power to revoke it any time prior to its exercise by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date (though no revocation shall be effective until notice thereof has been given to the Secretary of the Company), or by attendance at the meeting and voting his or her shares in person.

  The presence in person or by proxy of the holders of a majority of the shares of Common Stock outstanding is required to constitute a quorum for the transaction of business at the Special Meeting. The holders of Common Stock have one vote for each share held by them as of the Record Date. A properly executed proxy marked "abstain" will not be voted on the approval of the amendment of the Plan but will count toward determining whether a quorum is present. Under NASD rules, brokers who hold Common Stock in "street name" for the beneficial owners of such shares cannot vote these shares on the proposed amendment without specific instructions from their customers. Under Pennsylvania law and Mastech's Bylaws, abstentions or, if your shares are held in "street name," your failure to instruct your broker, will have no effect in determining whether the proposed amendment to the Plan will be approved.

                                  PROPOSAL 1

              APPROVAL OF AMENDMENT TO 1996 INCENTIVE STOCK PLAN

                    AMENDMENT TO 1996 STOCK INCENTIVE PLAN

  In September, 1998, the Board approved an amendment to the 1996 Plan which you are now being asked to approve (the "Amendment") to increase the number of shares covered by the 1996 Plan. Under the Amendment, the number of shares available for issuance under the 1996 Plan will be 15% of the outstanding shares of the Company on each December 31 beginning on December 31, 1998, provided, however, that the foregoing formula shall never result in a decrease in the maximum number of shares available under the 1996 Plan. This represents an increase of 5% of the outstanding shares of the Company over the current limit of shares available for issuance under the Plan. The Amendment will take effect immediately upon its approval by the shareholders. The Amendment is set forth in Exhibit A to this Proxy Statement.

  The Board of Directors believes that the Amendment is necessary in light of the substantial growth that the Company has experienced, both internally and through acquisitions, and will benefit the Company by enhancing its ability to attract and retain key personnel.

    VOTES REQUIRED

  The Amendment is being submitted to the shareholders of the Company in compliance with certain rules of the Nasdaq Stock Market. The affirmative vote of a majority of the votes cast by shareholders entitled to vote at the Special Meeting is required for the approval of the Amendment to the 1996 Plan. If the shareholders do not approve the proposal, then the 1996 Plan will continue in effect in accordance with its existing provisions.

         SUMMARY OF THE MASTECH CORPORATION 1996 STOCK INCENTIVE PLAN

  Purpose. The primary purposes of the 1996 Plan are to promote the long-term success of the Company and its shareholders by strengthening the Company's ability to attract and retain highly competent directors, employees and consultants and to provide a means to encourage stock ownership and proprietary interest in the Company. Grants of awards under the 1996 Plan are consistent with the Company's goal of providing total employee compensation that is competitive in the marketplace, recognizing meaningful differences in individual performance, fostering teamwork and offering the opportunity to earn above-average rewards when merited by individual and Company performance.

  Eligibility, Shares Available and Closing Quotation. Directors, officers, employees and consultants of the Company and its subsidiaries who, in the opinion of the Plan Administrator, are mainly responsible for the continued growth and development and future financial success of the Company shall be eligible to participate in the Plan. Currently, 4,716,600 shares of Common Stock, which represents 10% of the number of shares of Common Stock outstanding on December 31, 1997, are available for issuance under the Plan. Following the adoption of the Amendment, 15% of the number of outstanding shares of the Company on each December 31 beginning on December 31, 1998 shall be available for issuance under the Plan; provided, however, that the foregoing formula shall never result in a reduction of the shares available for issuance under the Plan. The Company estimates that the aggregate amount of shares that will be subject to the Plan in 1999 will be approximately 7,074,900. As of November 30, 1998, options to purchase 3,862,385 shares of Common Stock have been granted under the 1996 Plan. The aggregate number of shares of Common Stock that may be covered by stock option awards granted to any single individual under the 1996 Plan may not exceed 400,000 shares per calendar year.

  As of December 28, 1998, the closing price of Common Stock as reported on the Nasdaq National Market was $27.06.

  Types of Awards and Award Estimates. Under the 1996 Plan, participants may receive stock options, SARs, stock awards and performance share awards, as discussed in greater detail below. The Plan Administrator will determine the type or types of awards to be made to each participant. Awards may be granted singly, in combination or in tandem. "Fair Market Value" for all awards granted under the 1996 Plan is defined generally as the closing price of a share of Common Stock as reported or the Nasdaq National Market. Because the grant of awards under the Plan is at the discretion of the Plan Administrator, it is not possible to indicate which persons may receive awards under the Plan or the amount of such awards.

  Administration of the 1996 Plan. The 1996 Plan is administered by the Plan Administrator, which has full and exclusive power to administer and interpret the 1996 Plan and its provisions. This power includes, but is not limited to, selecting award recipients, establishing all award terms and conditions, adopting procedures and regulations governing awards and making all other determinations necessary or advisable for the administration of the 1996 Plan. All decisions made by the Plan Administrator are final and binding on all persons affected by such decisions.

  Stock Options. A stock option represents a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Plan Administrator. The purchase price per share for each stock option shall be determined by the Plan Administrator; provided, however, that such price shall not, in the case of an Incentive Stock Option ("ISO"), be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant, subject to certain exceptions. A stock option may be in the form of an ISO which complies with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or a non-qualified stock option. The shares covered by a stock option may be purchased by (1) cash payment, (2) tendering shares of Common Stock, (3) third-party cash-less exercise transactions or (4) any combination of these methods. The term of any ISO shall not exceed ten years from the date of grant.

  SARs. A SAR generally represents a right to receive payment, in cash and/or shares of Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Fair Market Value of such shares on the date the SAR was granted, as set forth in the applicable award agreement.

  Stock Awards. The Plan Administrator may, in its sole discretion, grant or sell a Stock Award to any officer, employee or consultant of the Company or its subsidiaries, pursuant to which such individual may receive shares of Common Stock free of any vesting restrictions. Stock Awards, may be granted or sold in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

  Performance Share Awards. Independent of or in connection with the granting of any other award under the 1996 Plan, the Plan Administrator may, in its sole discretion, grant Performance Share Awards to any officer, employee or consultant of the Company or its subsidiaries. A Performance Share Award is an award entitling the recipient to acquire shares of Common Stock upon the attainment of specialized performance goals, which shall be determined by the Plan Administrator.

  Restricted Stock. Restricted Stock Awards entitle the participant to acquire shares subject to such restrictions, conditions and vesting schedules as the Plan Administrator may determine.

  Adjustments or Amendment. In the event of a stock dividend, stock split or other change affecting the shares or share price of Common Stock, adjustments shall be made with respect to (1) the aggregate number of shares of Common Stock that may be issued under the 1996 Plan, (2) each outstanding award made under the 1996 Plan, and (3) the exercise price per share for any outstanding stock options, SARs or similar awards under the 1996 Plan. The Board of Directors may alter, amend, suspend or otherwise discontinue the Plan at any time, provided that no such action will adversely affect prior awards under the Plan.

 Tax Withholding.

  Whenever shares are to be issued or cash is to be paid under the 1996 Plan, the Company shall have the right to require the participant to remit to the Company an amount sufficient to satisfy federal, state and local tax withholding requirements. Such withholding requirements may be paid (i) in cash; (ii) in the discretion of the Plan Administrator, through the delivery to the Company of previously-owned shares of Common Stock having an aggregate Fair Market Value equal to the tax obligation provided that the previously owned shares delivered in satisfaction of the withholding obligations must have been held by the participant for at least six (6) months; or (iii) in the discretion of the Plan Administrator, through a combination of the procedures set forth in subsections (i) and (ii) above.

  Federal Income Tax Consequences. In general, under the Code as presently in effect, a participant will not be deemed to receive any income for federal income tax purposes at the time an option or SAR is granted or a restricted stock award or other non-vested share award is made, nor will the Company be entitled to a tax deduction at that time. A participant will recognize ordinary income and the Company will be entitled to a corresponding tax deduction at the time a stock award is granted. When any part of an option or SAR is exercised, when restrictions on restricted stock lapse (or performance goals are attained for performance share awards) or when an unrestricted stock award is made, the federal income tax consequences may be summarized as follows:

1. In the case of an exercise of a non-qualified stock option or an SAR, the participant will recognize ordinary income in an amount equal to the difference between the option price and the Fair Market Value of the Common Stock on the exercise date.

2. In the case of performance share awards or restricted stock awards, the immediate federal income tax effect for the recipient will depend on the nature of the restrictions. Generally, the value of the Common Stock will not be taxable to the recipient as ordinary income until the year in which his or her interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. However, the recipient may elect to recognize income when the stock is received, rather than when his or her interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. If the recipient makes this election, the amount taxed to the recipient as ordinary income is determined as of the date of receipt of the restricted stock. Unrestricted stock awards will generally be taxable as ordinary income to the recipient upon receipt.

3. In the case of an ISO, there is no tax liability at the time of exercise. However, the excess of the Fair Market Value of the Common Stock on the exercise date over the option price is included in the participant's income for purposes of the alternative minimum tax. If no disposition of the ISO stock is made before the later of one year from the date of exercise or two years from the date the ISO is granted, the participant will realize a long-term capital gain or loss upon a sale of the stock; if the stock is not held for the required period, ordinary income tax treatment will generally apply to the amount of any gain at sale or exercise, whichever is less, and the balance of any gain or loss will be treated as capital gain or loss (long-term or short-term, depending on whether the shares have been held for more than one year).

4. Upon the exercise of a non-qualified stock option or SAR, or the vesting of a performance share award or a restricted stock award, and the recognition of income upon the vesting of a performance share award or a restricted stock award, the Company will generally be allowed an income tax deduction equal to the ordinary income recognized by the employee. The Company does not receive an income tax deduction as a result of the exercise of an ISO, provided that the ISO stock is held for the required period as described above. If the ISO is not held for such required period and ordinary income tax treatment is applied to the amount of any gain at sale or exercise by the recipient, the Company will generally receive an income tax deduction for a corresponding amount.

  The foregoing is only a summary of the effect of federal income taxation upon award recipients and the Company with respect to the grant and exercise of awards under the 1996 Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee may reside.

  Because executive officers (who may also be members of the Board) are eligible to receive awards under the Plan, each of them has a personal interest in the approval of these amendments.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT. PROXIES RECEIVED BY THE COMPANY WILL BE VOTED IN FAVOR OF APPROVAL OF THE AMENDMENT UNLESS A CONTRARY CHOICE IS INDICATED.

                            DIRECTORS' COMPENSATION

  Directors who are not executive officers of the Company are paid an annual retainer of $20,000, and all directors are reimbursed for travel expenses incurred in connection with attending Board and committee meetings. Directors are not entitled to additional fees for serving on committees of the Board of Directors. Pursuant to the terms of the Company's 1996 Stock Incentive Plan, each of Messrs. Berty, Garrett and Yourdon, the nonemployee directors of the Company, were granted options to purchase 15,000 shares of Common Stock in December of 1996. The exercise price for these options is $15 per share, which was the price per share for the Common Stock in the Company's initial public offering. The options vest in annual installments equally over three years commencing December 16, 1997, and expire ten years after grant, subject to earlier termination if the optionee ceases to serve as a director prior to vesting. On April 10, 1998 (the "Distribution Date"), the Company effected a 2-for-1 stock split in the form of a 100% stock distribution. Each unexercised option as of the Distribution Date was automatically converted into the right to receive two shares of Common Stock at an exercise price of $7.50 per share.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of December 21, 1998 of: (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each executive officer named in the Summary Compensation Table below; and (iii) all directors and executive officers of the Company as a group. As of December 21, 1998, there were 49,135,286 shares of Common Stock outstanding. Except as noted, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, subject to community property laws where applicable.

                                                        AMOUNT AND NATURE OF
                                                        BENEFICIAL OWNERSHIP
                                                     --------------------------
                                                                  PERCENTAGE OF
                NAME AND ADDRESS OF                   SHARES OF   COMMON STOCK
                  BENEFICIAL OWNER                   COMMON STOCK  OUTSTANDING
                -------------------                  ------------ -------------
Sunil Wadhwani (1)(2)..............................   14,880,000      30.3%
Ramesh Thadani, as co-trustee of a Wadhwani family
 trust (2)(3)......................................    2,667,392       5.4
Ashok Trivedi (2)(4)...............................   14,880,000      30.3
Arun Nayar, as co-trustee of certain Trivedi family
 trusts (2)(5).....................................    4,487,392       9.1
Mohan Phanse, as co-trustee of certain Trivedi
 family trusts (2)(5)..............................    2,667,392       5.4
Michel Berty.......................................       10,000         *
J. Gordon Garrett..................................       24,000         *
Ed Yourdon.........................................       20,000         *
Steven Shangold (6) ...............................       30,000         *
Lisa Kustra........................................       20,000         *
Ajmal Noorani......................................       20,000         *
All directors and executive officers as a group 13
 persons (7).......................................   29,964,000      61.0

--------
  *  Less than 1%

(1) Includes 4,487,392 shares held by three family trusts, for which Mr. Wadhwani is a co-trustee with sole investment power and no voting power over such shares.

(2) The address of Messrs. Wadhwani, Trivedi, Thadani, Nayar and Phanse is c/o Mastech Corporation, 1004 McKee Road, Oakdale, Pennsylvania 15071.

(3) Mr. Thadani is a co-trustee of two of the Wadhwani family trusts referred to in note 1, above, with no investment power and sole voting power over such shares.

(4) Includes 4,487,392 shares held by three family trusts, for which Mr. Trivedi is a co-trustee with sole investment power and no voting power over such shares.

(5) Mr. Nayar is co-trustee of the three Trivedi family trusts and Mr. Phanse is co-trustee of two of the Trivedi family trusts, in each case, referred to in note 4 above, with no investment power and shared voting power over such shares.

(6) Includes 20,000 shares of Common Stock underlying options which are exercisable on or before December 21, 1998 or within 60 days after such date.


(7) Includes 80,000 shares of Common Stock underlying options which are exercisable on or before December 21, 1998 or within 60 days after such date.

                          SUMMARY COMPENSATION TABLE

  The following table sets forth certain information with respect to the annual and long-term compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (such executive officers are sometimes collectively referred to herein as the "Named Executive Officers"). The information in this table is presented for the three years ended December 31, 1997.

                                                                           LONG-TERM
                                  ANNUAL COMPENSATION                 COMPENSATION AWARDS
                       ------------------------------------------- --------------------------
                                                                                  SECURITIES
                                                      OTHER ANNUAL  RESTRICTED    UNDERLYING   ALL OTHER
       NAME AND                                       COMPENSATION STOCK AWARDS  OPTIONS/SARS COMPENSATION
  PRINCIPAL POSITION   YEAR SALARY ($)   BONUS ($)(2)  ($)(3)(4)       ($)           (#)          ($)
  ------------------   ---- ----------   ------------ ------------ ------------  ------------ ------------
Sunil Wadhwani         1997  300,000       158,473       20,334           --            --           --
 Co-Chairman and Chief 1996  168,000(1)         --       21,050           --            --           --
 Executive Officer     1995  108,102(1)         --           --           --            --           --

Ashok Trivedi          1997  300,000       158,473       20,306           --            --           --
 Co-Chairman           1996  168,000(1)         --       20,963           --            --           --
 and President         1995  108,102(1)         --           --           --            --           --

Steven Shangold        1997  150,000       186,365           --           --            --           --
 Vice President--U.S.
  Sales                1996  126,667        74,265           --      819,000(5)     25,000      819,000(5)
 and Marketing         1995   68,333       170,003           --           --            --           --

Lisa Kustra            1997   80,000       170,240           --           --            --           --
 Vice President--
  Enterprise           1996   70,000        61,484           --           --        52,000           --
 Package Solutions
  Division             1995   40,000       142,713           --           --            --           --

Ajmal Noorani          1997  150,000        73,672           --           --            --           --
 Vice President--      1996   64,615        10,000           --           --        62,000           --
 International
  Operations           1995       --            --           --           --            --           --

--------
(1) During 1995 and 1996 (prior to the initial public offering), Messrs. Wadhwani and Trivedi received Subchapter S distributions as shareholders of the Company. Following the initial public offering this practice was terminated.

(2) Bonuses were paid in 1995, 1996 and 1997 for performance in 1994, 1995 and 1996, respectively. The 1995 bonus amount shown for Mr. Shangold includes sales commissions of $24,944. The 1995 and 1996 bonus amounts for Ms. Kustra include sales commissions of $142,713 and $27,967, respectively.

(3) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted when such perquisites and other personal benefits constituted less than 10% of the total annual salary and bonus for each of the named executive officers for such year.

(4) During 1995, 1996 and 1997, the Company leased automobiles for Messrs. Wadhwani and Trivedi. The incremental costs to the Company in 1996 and 1997 for the automobiles leased was $21,050 and $20,334, respectively for Mr. Wadhwani and $20,963 and $20,306, respectively for Mr. Trivedi.

(5) As compensation for past services, the Company paid Mr. Shangold an amount equal to the value of 109,200 shares of Common Stock at the initial public offering price of $15 per share. One-half of this payment was made in cash, at Mr. Shangold's election. The remaining half of this obligation was satisfied through the issuance of 54,600 shares of restricted Common Stock. In December 1997, Mr. Shangold sold 25,000 shares of the restricted stock under the above agreement. The aggregate value of the 29,600 (59,200 post stock split) remaining shares of restricted stock which vested on June 30, 1998 was $939,800 at December 31, 1997.

                           OPTION GRANTS DURING 1997

  The Company did not grant options to purchase Common Stock to the Named Executive Officers during 1997.

            OPTION EXERCISES DURING 1997 AND YEAR END OPTION VALUES

  The following table sets forth the aggregate dollar value of all options exercised and the total number of unexercised options held, on December 31, 1997, by each of the Named Executive Officers:

                                                        NUMBER OF SECURITIES       VALUE OF IN-THE-MONEY
                                                       UNDERLYING OPTIONS/SARS          OPTIONS/SARS
                                                       AT FISCAL YEAR END (#)      AT FISCAL YEAR END ($)
                         SHARES ACQUIRED    VALUE     ------------------------- ----------------------------
EXECUTIVE OFFICER        ON EXERCISE (#) REALIZED ($) EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE(1)
-----------------        --------------- ------------ ------------------------- ----------------------------
Sunil Wadhwani..........         --              --             --/--                      --/--
Ashok Trivedi...........         --              --             --/--                      --/--
Steven Shangold.........     25,000        $756,250             --/25,000                  --/$418,750
Lisa Kustra.............     12,000        $183,000         10,000/30,000            $167,500/$502,500
Ajmal Noorani...........     20,000        $305,000          2,000/40,000            $ 33,500/$670,000

--------
(1) The closing price for the Company's Common Stock as reported by THE NASDAQ NATIONAL MARKET tier of THE NASDAQ STOCK MARKET on December 31, 1997 was $31.75. Value is calculated on the basis of the difference between the option exercise price and $31.75, multiplied by the number of shares of Common Stock underlying the option.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Prior to March of 1997, Messrs. Wadhwani and Trivedi, the Company's Co-Chairman and Chief Executive Officer and the Company's Co-Chairman and President, respectively, had responsibility for all decisions with respect to executive officer compensation. In March of 1997 the Compensation Committee was formed and consists of Messrs. Garrett, Berty and Trivedi. Mr. Trivedi is the Company's Co-Chairman and President.

EMPLOYMENT AGREEMENTS

  The Company has entered into substantially identical employment contracts with Messrs. Wadhwani and Trivedi, pursuant to which each of them serves as an executive officer of the Company at an annual base salary of not less than $300,000, plus an annual bonus of not less than $200,000 if performance goals to be established by the Compensation Committee of the Board of Directors are met. The agreements have a term of 24 months and automatically extend for one month at the end of each month unless either party gives notice of their intention to terminate the agreement at the end of the term. The agreements provide that upon termination of employment by the Company other than for cause (as defined in the agreements) or death, disability or retirement, the Company shall pay the officer a lump sum amount equal to the amount the executive would have been paid, based upon his base salary at the time of termination, if such executive had remained an employee for the full term of his contract, plus shares of Common Stock having a value equal to the value of the executive's vested stock options and stock appreciation rights. In such event, the Company will also provide health insurance for the executive for the remainder of his life at the level in effect for other executives prior to his termination for the remainder of the term. In the event the executive is terminated due to a disability, the Company will continue to pay for three years the executive's salary and an amount equal to his bonus in the year prior to his termination, reduced by any amounts paid to the executive under the Company's disability plan. Under the agreements, the Company agrees to indemnify the executive to the full extent not prohibited by law for liabilities he incurs in his capacity as a director, officer or controlling person of the Company. Under the agreements, the executives agree to a noncompetition covenant during the term of the agreement and for one year after the termination of their employment for cause and to nonsolicitation and nondisclosure covenants during the term of the agreement and for one year after the termination of their employment for any reason.

  The other Named Executive Officers are parties to employment agreements which outline their responsibilities and provide generally for base salary plus annual incentive bonuses. These Named Executive Officers are "at-will" employees of the Company and can be terminated by the Company with or without cause, or they may resign. Under the agreements, the Named Executive Officers are entitled to three months' salary continuation if they are terminated by the Company without cause generally, and to six months' salary continuation if they are terminated by the Company without cause during the 90 days following the sale of the Company to a third party. The employment agreements also contain confidentiality provisions and noncompetition and nonsolicitation covenants.

                                 OTHER MATTERS

  The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

  All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses in connection with the distribution of proxy solicitation material.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  This Proxy Statement incorporates by reference (i) the Company's Annual Report to Shareholders on Form 10-K (without exhibits) for the year ended December 31, 1997 and (ii) the Company's Quarterly Report on Form 10-Q for the quarterly periods ending March 31, 1998, June 30, 1998 and September 30, 1998 (collectively, the "Mastech Reports"). The Company will, upon written request of any shareholder, furnish any exhibits to the Mastech Reports upon payment of an appropriate processing fee. Please address all such requests to the Company, Attention of Jeffrey McCandless, Vice President--Finance, 1004 McKee Road, Oakdale, Pennsylvania 15071.

               DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

  Proposals of shareholders intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company at its principal office in Oakdale, Pennsylvania not later than January 1, 1999 for inclusion in the Proxy Statement for that meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING. WE APPRECIATE YOUR COOPERATION.

                                   EXHIBIT A

                 MASTECH CORPORATION 1996 STOCK INCENTIVE PLAN
                           SECOND AMENDMENT TO PLAN

  Section 5 of the 1996 Plan (Shares Subject to the Plan) shall be replaced by the following paragraph:

  SHARES SUBJECT TO THE PLAN. The number of shares of Stock which may be issued pursuant to the Plan shall be 15% of the total of the number of shares outstanding on each December 31, beginning on December 31, 1998; provided, however, that the foregoing formula shall never result in a decrease in the maximum number of shares available under this Plan. For purposes of the foregoing limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the number of shares of Stock available for issuance under the Plan. Notwithstanding the foregoing, on and after the date that the Plan is subject to Section 162(m) of the Code, Stock Options with respect to no more than 400,000 shares of Stock may be granted to any one individual participant during any one calendar year period. To the extent that an SAR is granted in conjunction with an Option, the shares covered by such SAR and Option shall be counted only once. Common Stock to be issued under the Plan may be either authorized and unissued shares or shares held in treasury by the Company.

                                    FORM OF

                                     PROXY

                              MASTECH CORPORATION

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. Sunil Wadhwani and Ashok Trivedi, with full power of substitution in each, are hereby authorized to represent the undersigned at the 1999 Special Meeting of Shareholders of Mastech Corporation to be held at the Company's Corporate Offices at 1004 McKee Road, Oakdale, Pennsylvania on Monday, February 1, 1999 at 11:00 a.m., and at any adjournment thereof, and thereat to vote the same number of shares as the undersigned would be entitled to vote if then personally present.

PROPOSAL 1.

  Approval of an Amendment to the Company's 1996 Incentive Stock Plan ("the Amended Plan") which will increase the number of shares of Common Stock the Company is authorized to issue under the Amended Plan from 10% of the shares outstanding to 15% of the shares outstanding on each December 31.

     FOR   [_]              AGAINST   [_]           ABSTAIN   [_]
              --------------------------------------------------

              (IMPORTANT--TO BE SIGNED AND DATED ON REVERSE SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL HAVE NO EFFECT ON THE VOTE ON ANY MATTER TO COME BEFORE THE SHAREHOLDERS AT THE ANNUAL MEETING.

                                             DATE:                , 1999

                                             ----------------------------------
                                             ----------------------------------

                                             Shareholder(s) sign above exactly
                                             as name is printed on label. If
                                             signing as representative, so
                                             indicate. For joint accounts, all
                                             owners should sign.